ITEM. 2  ACQUISITION OF ASSETS

On June 14, 2001, Monarch Services, Inc. purchased three parcels of real estate located in Baltimore County, Maryland for $1.91 million in cash at a court-ordered auction. The acquisition includes Peerce's Plantation, a 300 seat fine-dining restaurant and bar with liquor license, a 6,000 square-foot house and 14.74 acres with a horse stable zoned for residential development. The property is located one hundred feet from the entrance to Loch Raven Reservoir watershed which includes thousands or acres for hiking, canoeing, biking and fishing. Monarch chairman A. Eric Dott and Monarch President Jackson Y. Dott is considering various uses for the property such as a family dining restaurant, a petting zoo, horseback riding and activities and entertainment for young people; however, no decision on these or other options has been made. Monarch's development of the location will involve the "Girls' Life" brand name. Monarch Services publishes a bi-monthly magazine that targets girls age 8 to 15 called "Girls' Life Magazine."


                             SIGNATURES

     Pursuant to the requirements of the Secutities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MONARCH SERVICES, INC.


Date:  June 20, 2001                            By: /S/  A. Eric Dott
                                                ---------------------
                                                Chairman of the Board